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                                                                       Exh: 23.3



           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS



     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated April 9, 1996, April 10, 1996, and May 13, 1996, that were utilized in aggregate as a basis for United Meridian Corporation's Form 10-K for the year ended December 31, 1995, and to all references to our Firm included in this Registration Statement.


                              NETHERLAND, SEWELL & ASSOCIATES, INC.



                              By: /s/ Frederic D. Sewell
                                  ----------------------
                                  Frederic D. Sewell
                                  President



Dallas, Texas
June 4, 1996